UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2025

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par	TLRY
value per share		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

Successful Settlement of Aphria Canadian Class Action and Related Individual Actions

In February 2019, a putative securities class action was commenced in the Ontario Superior Court of Justice against Tilray Brands’ wholly-owned subsidiary, Aphria, Inc. (“Aphria”), and certain of its former officers and directors (the “Aphria Canadian Class Action”). The Aphria Canadian Class Action was subsequently amended in September 2022 to proceed only against Aphria and two of its former officers and directors as named defendants.

The class plaintiff sought damages in the amount of CAD $875 million pursuant to Ontario securities legislation on behalf of all class members who acquired Aphria’s common shares between January 29, 2018 and December 3, 2018. The Aphria Canadian Class Action stemmed from Aphria’s acquisition of Nuuvera Inc. and LATAM Holdings Inc. in March and September 2018, respectively, alleging that the value of the acquired assets was misrepresented as being significantly higher than their actual worth, and that insiders at Aphria personally benefitted from the acquisitions at the expense of investors. Aphria and the individual defendants denied the allegations made in the Aphria Canadian Class Action and vigorously defended against them. Trial was scheduled to begin in January 2025.

On February 5, 2025, Aphria and the individual defendants successfully reached an agreement with the class plaintiff to settle the Aphria Canadian Class Action.  The settlement agreement provides for the complete dismissal of the Aphria Canadian Class Action, with prejudice, in exchange for an aggregate payment from all defendants equal to CAD $30 million, or approximately US $21 million (the “Settlement Amount”).  The settlement agreement also provides for the dismissal, with prejudice, of the four individual Canadian lawsuits pursuing the same allegations of wrongdoing against Aphria and former and current officers and directors. The settlement does not constitute an admission of liability or wrongdoing by Aphria or the other defendants.

The Settlement Amount will be primarily funded by the outstanding balance under Aphria’s D&O Insurance Policy and by the individual defendants. Aphria will fund the remaining unpaid portion of the Settlement Amount, currently estimated to equal approximately CAD $8.5 million (or approximately US $5.9 million). Aphria’s portion of the Settlement Amount is fully accrued on its balance sheet and the Settlement Amount will not result in a negative impact to earnings. The settlement is contingent upon Court approval, and a hearing for that purpose is scheduled for March 2025.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements in this Current Report on Form 8-K include our statements regarding the funding of the Settlement Agreement and the impact of the Settlement Agreement on earnings. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: February 7, 2025
By: /s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel